Exhibit 99.1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BELDEN & BLAKE CORPORATION

     FIRST: The name of the ~~Corporation~~ corporation is Belden & Blake Corporation.

     SECOND: The place in ~~the State of~~ Ohio where the ~~Corporation’s~~ principal office of the corporation is ~~to be~~ located is in the City of Green, County of Summit.

      ~~THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code. Subject to limitations prescribed by law or expressly set forth elsewhere in these Articles, but otherwise without limitation, the Corporation may explore and drill for, produce, market, sell and deal in and with oil, natural gas, hydrocarbons and derivatives thereof, purchase or otherwise acquire, lease as lessee, invest in, hold, use, lease as lessor, encumber, sell, exchange, transfer, and dispose of property of any description or any interest in such property, make contracts, form or acquire the control of other corporations, be a partner, member, associate, or participant in other enterprises or ventures, conduct its affairs in the State of Ohio and elsewhere, borrow money, issue, sell, and pledge its notes, bonds, and other evidences of indebtedness, secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, guarantee or secure obligations of any person, and do all other things permitted by law and exercise all authority within such purposes or incidental thereto.~~

     THIRD: The purpose for which the corporation is formed is to engage in any lawful act, activity or business not contrary to and for which a corporation may be formed under the laws of the State of Ohio, and to have and exercise all powers, rights, and privileges conferred by the laws of Ohio on corporations, including, but not limited to, buying, leasing or otherwise acquiring and holding, using or otherwise enjoying and selling, leasing or otherwise disposing of any interest in any property, real or personal, of whatever nature and wheresoever situated, and buying and selling stocks, bonds, or any other security of any issuer as the corporation by action of its Board of Directors may, at any time and from time to time, deem advisable.

     FOURTH: The ~~authorized~~ number of shares ~~of the Corporation shall be 58,000,000, all of which shall be designated as Common Shares without~~ which the corporation is authorized to have outstanding is 1,500, all of which are common shares, each with no par value.

      ~~FIFTH: When authorized by the affirmative vote of the directors, without any action by the shareholders, the Corporation may purchase its own shares for such prices, in such manner and upon such terms and conditions as the directors from time to time may determine, except that no such purchase shall be made if immediately thereafter the Corporation’s assets would be less than its liabilities plus stated capital, if any, or if the Corporation is insolvent (as defined in Chapter 1701 of the Ohio Revised Code) or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.~~

      ~~SIXTH: No holder of shares of the Corporation of any class, as such, shall have any pre-emptive right to purchase shares of the Corporation, to purchase securities convertible into or exchangeable for shares of the Corporation, or to purchase rights entitling the holder to acquire shares of the Corporation.~~

      ~~SEVENTH: Notwithstanding any provision of Chapter 1701 of the Ohio Revised Code, now or hereafter in force, designating for any purpose the vote or consent of the holders of shares~~

~~entitling them to exercise in excess of a majority of the voting power of the Corporation or of any particular class or classes of shares of the Corporation, such action, unless otherwise expressly required by statute, may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.~~

     FIFTH: No person shall be disqualified from being a director of the corporation because he or she is or may be a party to, and no director of the corporation shall be disqualified from entering into, any contract or other transaction to which the corporation is or may be a party. No contract or other transaction shall be void or voidable for reason that any director or officer or other agent of the corporation is a party thereto, or otherwise has any direct or indirect interest in such contract or transaction or in any other party thereto, or for reason that any interested director or officer or other agent of the corporation authorizes or participates in authorization of such contract or transaction, (a) if the material facts as to such interest are disclosed or are otherwise known to the Board of Directors or applicable committee of directors at the time the contract or transaction is authorized, and at least a majority of the disinterested directors or disinterested members of the committee vote for or otherwise take action authorizing such contract or transaction, even though such disinterested directors or members are less than a quorum, or (b) if the contract or transaction (i) is not less favorable to the corporation than an arm’s length contract or transaction in which no director or officer or other agent of the corporation has any interest or (ii) is otherwise fair to the corporation as of the time it is authorized. Any interested director may be counted in determining the presence of a quorum at any meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction.

     SIXTH: The corporation by its Board of Directors is authorized, except to the extent prohibited by law, to repurchase, redeem or otherwise acquire, from time to time at any time, shares of any class of capital stock issued by it.

     SEVENTH: None of the provisions of Section 1701.831 of the Ohio Revised Code, relating to control share acquisitions, shall be applicable to the Corporation.

     These Amended and Restated Articles of Incorporation shall supercede and take the place of the existing ~~Articles of Incorporation.~~  articles of incorporation and all amendments thereto.

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